Exhibit 10.28

GOVERNANCE AND OPTION AGREEMENT

by and among

NYSE EURONEXT,

EURONEXT N.V.,

NYSE EURONEXT (HOLDING) N.V.

and

STICHTING NYSE EURONEXT

dated as of

April 4, 2007

TABLE OF CONTENTS

			Page Number
GOVERNANCE AND OPTION AGREEMENT			2
RECITALS			2
1	CERTAIN DEFINITIONS AND INTERPRETATIONS		3
	1.1	Definitions	3
	1.2	Interpretation; Absence of Presumption	8
2	THE FOUNDATION		9
	2.1	Name	9
	2.2	Offices	9
	2.3	Purposes	9
	2.4	Articles of Incorporation	9
	2.5	Priority Shares	10
3	BOARD OF DIRECTORS		10
	3.1	Authority	10
	3.2	Number and Certain Qualifications of Directors	10
	3.3	Appointment of Directors; Term; Successor Directors	11
	3.4	Actions by the Directors; Meetings of the Board of Directors	12
	3.5	Duties of the Directors	13
	3.6	Compensation of Directors	14
4	REMEDIES		14
	4.1	Exercise of Remedies	14
	4.2	Call Option Remedies	17
	4.3	Operation of the Foundation Property	18
	4.4	Unwinding of Remedies	18
	4.5	Further Assurances	19
5	CONSIDERATIONS OF THE BOARD		19
	5.1	Euronext Subsidiaries	19
	5.2	Compliance with Laws	20
	5.3	Submission to Jurisdiction of Amsterdam Courts and the European Regulators	20
	5.4	Initiatives by the Board	22
	5.5	Request from NYSE Euronext or DNO Holder	22
6	CONFIDENTIAL INFORMATION		23
	6.1	Limits on Disclosure	23
	6.2	Certain Disclosure Permitted	23
	6.3	Inspection	24
7	LIABILITY, INDEMNIFICATION AND EXCULPATION		24
	7.1	Liability	24
	7.2	Exculpation	25
	7.3	Indemnification	25
	7.4	Insurance	25

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	7.5	Survival	25
8	MISCELLANEOUS		25
	8.1	Capital, Costs and Expenses	25
	8.2	Amendments	26
	8.3	Governing Law	26
	8.4	Jurisdiction	26
	8.5	Entire Agreement	26
	8.6	Counterparts	27
	8.7	Governing language	27
	8.8	Third Parties	27
	8.9	Notices	27
	8.10	Severability	28
	8.11	Assignment	29
	8.12	Accession by Euronext N.V. (New)	29
	8.13	Termination	29
	8.14	Certain United States Tax Matters	30

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GOVERNANCE AND OPTION AGREEMENT

This GOVERNANCE AND OPTION AGREEMENT, dated as of April 4, 2007 (this “Agreement”), is by and among NYSE Euronext, a Delaware corporation (“NYSE Euronext”), Euronext N.V., a public limited company incorporated and existing under the laws of the Netherlands (“Euronext”), NYSE Euronext (Holding) N.V., a public limited company incorporated and existing under the laws of the Netherlands (“Holdco”), and Stichting NYSE Euronext, a foundation (stichting) incorporated and existing under the laws of the Netherlands (the “Foundation”),

RECITALS

WHEREAS, NYSE Euronext, NYSE Group, Inc. (“NYSE Group”), Euronext and Jefferson Merger Sub, Inc. have entered into that certain Combination Agreement, dated as of June 1, 2006, as amended and restated as of November 24, 2006 (the “Combination Agreement”), pursuant to which NYSE Group and Euronext agreed to combine their businesses under NYSE Euronext on the terms and subject to the conditions set forth in the Combination Agreement (the “Combination”);

WHEREAS, NYSE Euronext, NYSE Group and Euronext desire to maintain, following completion of the Combination, an appropriate regulatory balance between the U.S. Laws, on the one hand, and European Laws, on the other hand, with regard to (i) the Euronext Regulated Markets and the NYSE Group Securities Exchanges, (ii) the issuers listed on the Euronext Regulated Markets and the NYSE Group Securities Exchanges and (iii) the broker-dealers and financial services firms operating on the Euronext Regulated Markets and the NYSE Group Securities Exchanges and certain other market participants;

WHEREAS, a Material Adverse Change of U.S. Law could disrupt this regulatory balance and be detrimental to the Euronext Regulated Markets, the issuers listed on a Euronext Regulated Markets and/or the broker-dealers operating on such Euronext Regulated Markets;

WHEREAS, the parties desire to establish this independent Foundation and grant it, subject to the terms and conditions set forth herein, the power to exercise the Remedies in the event that such action is needed to effectively mitigate the effects of a Material Adverse Change of U.S. Law on a Euronext Regulated Market, the issuers listed on such Euronext Regulated Market and/or the members of such Euronext Regulated Market;

WHEREAS, the Foundation and the Board of Directors shall perform their duties and exercise their rights and powers independently in accordance with their duties and obligations set forth in this Agreement and in the Articles of Incorporation;

WHEREAS, a guiding principle set forth in this Agreement and in the Articles of Incorporation is that the first duty of the Foundation shall be to act in the public interests of the markets operated by Euronext and its Subsidiaries to the extent necessary to avoid the application of a Material Adverse Change of U.S. Law to such markets in accordance with the terms and conditions set forth in this Agreement and in the Articles of Incorporation; and

WHEREAS, the European Regulators have approved this Agreement, the Articles of Incorporation and the Conditions of Administration.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1	CERTAIN DEFINITIONS AND INTERPRETATIONS

1.1	Definitions

“Advocacy Actions” has the meaning set forth in Section 5.4.

“Affected Subsidiary” means a Euronext Market Subsidiary owning or operating a Euronext Regulated Market to which a Material Adverse Change of U.S. Law applies.

“Agreement” has the meaning set forth in the Preamble.

“Articles of Incorporation” means the articles of incorporation of the Foundation as laid down in its deed of incorporation dated April 3, 2007, as amended from time to time in accordance with the terms thereof and hereof.

“Assumed Matters” means, with respect to any Person, any or all of the following matters over which the Foundation must assert control in order to cause an Affected Subsidiary to cease to be subject to a Material Adverse Change in U.S. Law: (a) changes to the Rules of an Affected Subsidiary, (b) decisions to enter into (or not enter into) or alter the terms of listing agreements of an Affected Subsidiary with Non-U.S. Issuers; (c) decisions to enter into (or not enter into) or alter the terms of contractual arrangements with any Non-U.S. Financial Services Firms in relation to an Affected Subsidiary; (d) changes in the information and communications technology for an Affected Subsidiary; (e) changes in clearing and settlement for an Affected Subsidiary; and (f) decisions to eliminate or impair the existence or continuation of a Euronext Regulated Market.

“Beneficiary Subsidiary” has the meaning set forth in Section 4.2(b).

“Board of Directors” has the meaning set forth in Section 3.2(a).

“Call Option Remedy” has the meaning set forth in Section 4.1(b).

“Cause” means, in relation to a Director, any of the following: (a) a breach of the duties of the Director set forth herein, in Dutch law or in the Articles of Incorporation, (b) any misconduct, fraud, misappropriation or embezzlement by the Director, and (c) the incapacity to perform the duties set fort herein, in Dutch law or in the Articles of Incorporation as a result of insanity, disability or incompetency (determined by a court of competent jurisdiction or a competent Governmental Entity).

“College of European Regulators” means the Committee of Chairmen of the European Regulators originally established pursuant to Memoranda of Understanding dated 22 March 2001 and 3 March 2003.

“Combination” has the meaning set forth in the Recitals.

“Combination Agreement” has the meaning set forth in the Recitals.

“Conditions of Administration” means the conditions of administration (administratievoorwaarden) established by the Foundation setting forth the terms and conditions governing the Depositary Receipts.

“Covered Claim” has the meaning set forth in Section 8.4(a).

“Depositary Receipts” means the registered certificates (certificaten) representing the Deposited Securities (including all economic rights to which a holder of the Deposited Securities is entitled) to be issued by the Foundation in accordance with and subject to the Conditions of Administration.

“Deposited Securities” has the meaning set forth in Section 4.2(a).

“Director” means, at any time, each member of the Board of Directors of the Foundation.

“Eligibility Requirements” has the meaning set forth in Section 3.2(a).

“Euronext” has the meaning set forth in the Recitals.

“Euronext Confidential Information” has the meaning set forth in Section 6.1.

“Euronext Market Subsidiary” has the meaning ascribed to “European Market Subsidiary” set forth in the Bylaws of NYSE Euronext as it may be amended from time to time; provided, however, that, if the provision of the Bylaws of NYSE Euronext in which the definition of “European Market Subsidiary” appears shall have been suspended or have been revoked or repealed pursuant to the terms of the Bylaws of NYSE Euronext, then the definition of “Euronext Market Subsidiary” shall have the meaning set forth in the Bylaws of NYSE Euronext as of immediately prior to such suspension, revocation or repeal, as the case may be, unless otherwise amended pursuant to the terms of this Agreement.

“Euronext Regulated Market” has the meaning ascribed to “European Regulated Market” in the Bylaws of NYSE Euronext as it may be amended from time to time; provided, however, that, if the provision of the Bylaws of NYSE Euronext in which the definition of “European Regulated Market” appears shall have been suspended or have been revoked or repealed pursuant to the terms of the Bylaws of NYSE Euronext, then the definition of “Euronext Regulated Market” shall have the meaning set forth in the Bylaws of NYSE Euronext as of immediately prior to such suspension, revocation or repeal, as the case may be, unless otherwise amended pursuant to the terms of this Agreement.

“Europe” has the meaning set forth in the Bylaws of NYSE Euronext as it may be amended from time to time; provided, however, that, if the provision of the Bylaws of NYSE Euronext in which the definition of

“Europe” appears shall have been suspended or have been revoked or repealed pursuant to the terms of the Bylaws of NYSE Euronext, then the definition of “Europe” shall have the meaning set forth in the Bylaws of NYSE Euronext as of immediately prior to such suspension, revocation or repeal, as the case may be, unless otherwise amended pursuant to the terms of this Agreement.

“European Exchange Regulation” has the meaning set forth in the Bylaws of NYSE Euronext as it may be amended from time to time; provided, however, that, if the provision of the Bylaws of NYSE Euronext in which the definition of “European Exchange Regulation” appears shall have been suspended or have been revoked or repealed pursuant to the terms of the Bylaws of NYSE Euronext, then the definition of “European Exchange Regulation” shall have the meaning set forth in the Bylaws of NYSE Euronext as of immediately prior to such suspension, revocation or repeal, as the case may be, unless otherwise amended pursuant to the terms of this Agreement.

“European Law” means any law, bill, directive, rule or regulation enacted or executed by any Governmental Entity in Europe.

“European Regulator” has the meaning set forth in the Bylaws of NYSE Euronext as it may be amended from time to time; provided, however, that, if the provision of the Bylaws of NYSE Euronext in which the definition of “European Regulator” appears shall have been suspended or have been revoked or repealed pursuant to the terms of the Bylaws of NYSE Euronext, then the definition of “European Regulator” shall have the meaning set forth in the Bylaws of NYSE Euronext as of immediately prior to such suspension, revocation or repeal, as the case may be, unless otherwise amended pursuant to the terms of this Agreement.

“Exchange Act” means U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing U.S. Laws” means U.S. Laws enacted on or prior to the date hereof.

“Foundation Property” means all estate, right, title and interest acquired by the Foundation pursuant to this Agreement (including, after the exercise of the Call Option Remedy, the Deposited Securities), whether held directly or indirectly (including through any corporation or other Subsidiary), as the same may be added to or changed from time to time following the acquisition thereof.

“Foundation Purposes” has the meaning set forth in Section 2.3.

“Government Entity” means any supranational, national or local government, governmental or regulatory authority, agency, commission, body or other governmental or regulatory entity.

“Initial Directors” has the meaning set forth in Section 3.3(a).

“Material Adverse Change of U.S. Law” means, with respect to any Euronext Regulated Market:

(i) the enactment of a New U.S. Law (including the enactment of a New U.S. Law that amends an Existing U.S. Law and including the enactment or adoption of regulations implementing any New U.S. Law or, if applicable, regulations amending or replacing regulations implementing any New U.S. Law or Existing U.S. Law); or

(ii) a change of interpretation of any New U.S. Law or Existing U.S. Law or regulations by a competent U.S. Regulatory Authority or a U.S. court of competent jurisdiction pursuant to an order or judgment that is final, binding and not subject to appeal;

in each case having a material adverse effect (including as may result from an increase in the regulatory burden that may occur as a result of such law) on:

1)	a substantial proportion of the Non-U.S. Issuers listed on such Euronext Regulated Market or all of the Non-U.S. Issuers listed on such Euronext Regulated Market belonging to a single industry sector, in each case solely because (A) the securities of such Non-U.S. Issuers are listed on such Euronext Regulated Market and (B) such Euronext Regulated Market is owned directly or indirectly by NYSE Euronext (it being understood that if Non-U.S. Issuers can avoid such material adverse effect by complying with Rule 12g3-2(b) under the Exchange Act, as in effect as of the completion of the Combination, or a provision not materially more burdensome, then such U.S. Laws shall not be deemed to have a material adverse effect on Non-U.S. Issuers);

2)	a substantial proportion of the Non-U.S. Financial Services Firms of such Euronext Regulated Market solely because (A) such Non-U.S. Financial Services Firms are members of such Euronext Regulated Market (and such firm is not a member of, and does not do business on, a NYSE Group Securities Exchange or other U.S. market) and (B) such Euronext Regulated Market is owned directly or indirectly by NYSE Euronext; or

3)	to the extent the object of such U.S. Law is to regulate the market operating rules, listing standards, or member financial services firm rules for such firms that are not members of, and do not do business on, a NYSE Group Securities Exchange or other U.S. market, any holder of an exchange license for a Euronext Regulated Market in a manner that has a material adverse effect on such Euronext Regulated Market solely because (A) such holder operates a Euronext Regulated Market and (B) such Euronext Regulated Market is owned directly or indirectly by NYSE Euronext;

provided, however, that a “Material Adverse Change of U.S. Law” shall not be deemed to have occurred with respect to any U.S. Law which (and for so long as it) is not effective, enforceable or applicable by reason of any permanent or temporary injunction, order or other administrative relief or which is not self-effectuating in the absence of implementing regulations which have not yet been adopted.

“New U.S. Law” means a U.S. Law enacted after the date hereof.

“Nominating and Governance Committee of NYSE Euronext” means the Nominating and Governance Committee of the Board of Directors of NYSE Euronext.

“Non-U.S. Financial Services Firm” means any legal entity (a) incorporated or established in a jurisdiction outside of the United States that is a member of a Euronext Regulated Market and is not a member of any market, securities exchange or securities association in the United States; (b) that is not required to be registered under the Exchange Act; (c) that does not have any securities listed on any U.S. securities exchange and is not otherwise required to have any of its securities registered under the Exchange Act; (d) that has not offered (within the meaning of the Securities Act) any securities in the United States and has not filed a registration statement with the SEC under the Securities Act; (e) that does not engage in business in the United States; and (f) is not a member of the National Association of Securities Dealers.

“Non-U.S. Issuer” means any legal entity (a) incorporated or established in a jurisdiction outside of the United States that has securities listed on a Euronext Regulated Market; (b) that does not have any securities listed on a U.S. securities exchange and is not otherwise required to have any of its securities registered under the Exchange Act; and (c) that has not offered (within the meaning of the Securities Act) any securities in the United States or filed a registration statement with the SEC under the Securities Act.

“NYSE Euronext” has the meaning set forth in the Preamble.

“NYSE Group” has the meaning set forth in the Preamble.

“NYSE Group Securities Exchange” means a U.S. national securities exchange (as defined in the Exchange Act) owned or operated by NYSE Euronext or any of its Subsidiaries from time to time.

“Ordinary Shares” means, with respect to Euronext or any Subsidiary of Euronext, any and all ordinary or common shares or other voting securities forming part of its capital other than Priority Shares.

“Ordinary Share Call Option Remedy” has the meaning set forth in Section 4.1(b).

“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, government or any agency or political subdivision thereof, or any other entity of any kind or nature.

“Priority Shares” means, with respect to Euronext or any Subsidiary of Euronext, shares of preferred stock of Euronext or such Subsidiary, respectively, that carry (a) no or a limited economic right or interest in Euronext or such Subsidiary, respectively, and (b) the right to vote on, make proposals with respect to, and impose consent requirements to approve actions in relation to, the Assumed Matters and, only if and to the extent required under applicable law, any other matters of Euronext or such Subsidiary, respectively. Any Priority Shares shall be issued pursuant to the articles of association or other relevant constituent documents of Euronext or such Subsidiary, as the case may be.

“Priority Share Call Option Remedy” has the meaning set forth in Section 4.1(a).

“Remedies” has the meaning set forth in Section 4.1(b).

“Resolution Period” has the meaning set forth in Section 4.1(b).

“Retained Matters” means, with respect to Euronext or any Euronext Subsidiary, any matter other than an Assumed Matter.

“Rules” means, with respect to a Subsidiary of Euronext, the rules or regulations, established or issued by it in relation to the operation of the Euronext Regulated Market operated by it.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Six-Month Remedies” has the meaning set forth in Section 4.1(a).

“Subsidiary” means, with respect to any Person, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person or by one or more of the Subsidiaries of such Person.

“U.S. Law” means any law, bill, directive, rule or regulation enacted or executed by any Governmental Entity in the United States.

“U.S. Regulatory Authority” means any Governmental Entity in the United States in charge of the regulation of securities, derivatives or securities exchanges under the Exchange Act.

1.2	Interpretation; Absence of Presumption

(a)	For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires; (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, paragraph and Exhibit are references to the Articles, Sections, paragraphs, Exhibits of or to this Agreement unless otherwise specified; (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified; (iv) the word “or” shall not be exclusive; (v) provisions shall apply, when appropriate, to successive events and transactions; and (vi) any reference to any Person shall include its successors and assigns. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

(b)	The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

2	THE FOUNDATION

2.1	Name

The Foundation has been incorporated on April 3, 2007 under the name Stichting NYSE Euronext.

2.2	Offices

The address of the principal offices of the Foundation on the date of execution of this Agreement is: Beursplein 5, 1012 JW Amsterdam, The Netherlands.

2.3	Purposes

The purpose of the Foundation (the “Foundation Purposes”) is as follows: in (A) determining whether there has been a Material Adverse Change of U.S. Law with respect to an Affected Subsidiary, (B) determining whether a Material Adverse Change of U.S. Law is continuing (including for purposes of determining when a Remedy must be unwound), (C) deciding upon the exercise of the Remedies and (D) exercising its rights and powers during the pendency of a Material Adverse Change of U.S. Law, the duty of the Foundation and its Board shall be to act in the public interests of the markets operated by Euronext and its Subsidiaries if and only to the extent necessary to avoid or eliminate a Material Adverse Change of U.S. Law; in all other circumstances, the duty of the Foundation and its Board shall be to act in the best interests of NYSE Euronext. In the event of any conflict between the duties of the Foundation and the Board to act in any of the circumstances referred to in (A) to (D) (inclusive) and the duties to act in any other circumstances referred to in the preceding sentence, the first mentioned duties shall prevail. Notwithstanding anything to the contrary, the Foundation shall not enter into or engage into any profit making trade or business, and it shall not have any power to take, and it shall not take, any actions hereunder other than such as reasonably necessary and incidental to the achievement of the Foundation Purposes.

2.4	Articles of Incorporation

The Articles of Incorporation of the Foundation as currently in effect are as set out in its deed of incorporation dated April 3, 2007, a copy of which is attached hereto as Exhibit 1. In the event of any discrepancy between any provision of this Agreement and the corresponding provision of the Articles of Incorporation, the latter shall be construed and applied to the extent permitted by applicable law in accordance with the former.

2.5	Priority Shares

The parties hereto note and agree that NYSE Euronext and Euronext shall cause the articles of association or other relevant constituent documents of Euronext and the respective Euronext Market Subsidiaries to authorize a separate class of Priority Shares, which in each case shall comprise the smallest number of such shares as may be needed to give effect to the terms of this Agreement. Similarly, the terms of such shares shall only provide for such economic rights and voting rights in relation to Retained Matters attached to them as shall be required under applicable law and as shall be necessary to give effect to the terms of this Agreement. The parties note and agree that the class of Priority Shares provided for under the articles of association of Euronext shall comprise only one share.

3	BOARD OF DIRECTORS

3.1	Authority

Except as specifically provided in this Agreement, the Board of Directors shall have exclusive and complete authority to carry out the Foundation Purposes and shall have no duties or powers except as set forth in this Agreement, the Articles of Incorporation and applicable law. Any action taken by the Board of Directors in accordance with the terms of this Agreement and the Articles of Incorporation shall constitute the act of and serve to bind the Foundation. In dealing with the Board of Directors acting on behalf of the Foundation, no Person shall be required to inquire into the authority of the Board of Directors to bind the Foundation. Persons dealing with the Foundation shall be entitled to rely conclusively on the power and authority of the Board of Directors as set forth in this Agreement.

3.2	Number and Certain Qualifications of Directors

(a)	Except to the extent that there shall be one or more vacancies on the Board of Directors, there shall be at all times three Directors, being individuals who, together, shall constitute the “Board of Directors,” and who shall satisfy the eligibility requirements set forth in the following sentence (the “Eligibility Requirements”). A Person can only serve as a Director if such Person:

(i)	is not subject to any statutory disqualification as defined in Section 3(a)(39) of the Exchange Act as at the date of incorporation of the Foundation;

(ii)	satisfies the independence requirements of the Board of Directors of NYSE Euronext;

(iii)	is of high repute and has experience and expertise in, or knowledge of, the securities industry, regulation and/or corporate governance; and

(iv)	is independent to such a degree that the Director can be entrusted to resist undue pressures.

(b)	The Nominating and Governance Committee of NYSE Euronext shall determine whether a person satisfies the Eligibility Requirements. In addition to satisfying any applicable requirements under Dutch law for director candidates in the context of the requisite declaration of no-objection to be issued by the Dutch Minister of Finance in relation to the potential acquisition of control by the Foundation over Euronext and its Subsidiaries pursuant to the terms of this Agreement, the College of European Regulators shall have the right to reject any nominee to the Board of the Directors if it determines that such nominee fails to satisfy any of the Eligibility Requirements. In that case, such nominee shall not be appointed as a member of the Board of Directors.

3.3	Appointment of Directors; Term; Successor Directors

(a)	NYSE Euronext hereby appoints Mr. Jacques de Larosière de Champfeu, Jonkheer Aarnout Loudon and Mr. John S. Reed as the initial Directors (the “Initial Directors”), which Initial Directors were selected jointly by NYSE Group and Euronext. By countersigning this Agreement, the Initial Directors confirm their acceptance of their appointment in accordance with the terms hereof.

(b)	Each party hereto represents and warrants to the other parties hereto that this Agreement constitutes a legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, insolvency, and other similar laws affecting creditors’ rights generally and to general principles of equity.

(c)	Subject to Section 3.2(b), all Directors shall be appointed by the Nominating and Governance Committee of NYSE Euronext. Without limitation to the preceding provisions of Section 3.2 and this Section 3.3, it shall be a condition to the appointment of each Director that he or she has signed an instrument confirming his or her acceptance of and agreement with the terms and conditions set out herein.

(d)	The first three terms of office of the Directors shall be three years each. Following the ninth anniversary of the date hereof, the Directors shall serve for successive terms of one year each. There shall be no limitation to the number of terms that can be served by any Director.

(e)	Any Director may be removed at any time by the Nominating and Governance Committee of NYSE Euronext for Cause by a written notice delivered to the Board of Directors; provided, however, that NYSE Euronext shall provide prior written notice of such removal to the College of European Regulators. In the event that such removal would result in no Directors being in office, then such removal shall be effective only upon the appointment by the Nominating and Governance Committee of NYSE Euronext of a successor Director, who shall have the authority to act as a Director of the Foundation as of such appointment and during the pendency of any regulatory approval of such appointment.

(f)	Any Director may resign as such by executing an instrument in writing to that effect and delivering that instrument to the Nominating and Governance Committee of NYSE Euronext with a copy to the Foundation. In the event of a resignation, such Director shall promptly: (i) execute and deliver such documents, instruments or other writings as may be reasonably requested by the Nominating and Governance Committee of NYSE Euronext, to effect the termination of such Director’s capacity under the Articles of Incorporation and this Agreement; (ii) deliver, to the remaining Directors, all assets, documents, instruments, records and other writings related to the Foundation as may be in the possession of such Director; and (iii) otherwise assist and cooperate in effecting the assumption of such Director’s obligations and functions by his or her successor Director.

(g)	Upon the resignation, retirement, removal or incompetency (determined by a court of competent jurisdiction or a competent Government Entity) or death of a Director, the Nominating and Governance Committee of NYSE Euronext shall have the power to appoint a successor Director for the remaining portion of such Director’s current term in office subject to and in accordance with Section 3.2 hereof and this Section 3.3 and the applicable provisions of the Articles of Incorporation. Such appointment shall specify the date on which such appointment shall be effective. Every successor Director appointed hereunder shall execute, acknowledge and deliver to the Nominating and Governance Committee of NYSE Euronext and the Foundation an instrument accepting such appointment and thereupon such successor Director, without any further act, deed or conveyance, shall become vested with all the rights, powers and duties of a Director.

(h)	The resignation, retirement, removal, incompetency (determined by a court of competent jurisdiction or Government Entity) or death of a Director shall not operate to dissolve, terminate or annul the Foundation. Whenever a vacancy in Director shall occur, until such vacancy shall be filled by the appointment of a Director in accordance with Section 3.3(g), the Directors or Director remaining in office shall have all the powers granted to the Directors and shall discharge all the duties imposed upon the Directors by this Agreement and the Articles of Incorporation.

3.4	Actions by the Directors; Meetings of the Board of Directors

(a)	Any action of the Directors shall require the approval of a majority of the Directors then in office acting at a meeting where there is present or represented a quorum. A quorum shall exist where there is present or represented a majority of the Directors then in office and in no event less than two Directors; provided, however, that if there shall be only one Director in office, a quorum shall exist where there is present the sole Director then in office.

(b)	Any action of the Board of Directors shall be evidenced by a written consent, approval or instruction, executed by the required number of Directors to approve such action. The Directors may adopt their own rules and procedures subject to the terms of this Agreement and of the Articles of Incorporation but may not delegate the authority to act on behalf of the Foundation or the Directors to any Person (except to another Director to vote on behalf of the first Director pursuant to the instructions of such first Director at a meeting of the Board of Directors).

(c)	Meetings of the Board of Directors may be held from time to time upon the call of any member of the Board of Directors. Notice of any in-person meetings of the Board of Directors shall be hand delivered or otherwise delivered in writing (including by facsimile or e-mail, with a hard copy by overnight mail) not less than five (5) business days before such meeting. Notice of any telephonic meetings of the Board of Directors shall be hand delivered or otherwise delivered in writing (including by facsimile or email, with a hard copy by overnight mail) not less than 48 hours before a meeting. Notices shall contain a brief statement of the time, place and anticipated purposes of the meeting.

(d)	Directors shall be entitled to participate in a meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting in this manner shall constitute presence in person at such meeting. The presence (whether in person or by telephone) of a member of the Board of Directors at a meeting shall constitute a waiver of notice of such meeting except where such member of the Board of Directors attends a meeting for the express purpose of objecting to the transaction of any activity on the ground that the meeting has not been lawfully called or convened. Any member of the Board of Directors may also waive such notice of in-person or telephonic meetings in writing by hand delivering or otherwise delivering (including by facsimile or e-mail, with a hard copy by overnight mail) such written waiver to all other members of the Board of Directors.

3.5	Duties of the Directors

(a)	In discharging their duties, the Foundation and its Directors shall:

(i)	consult reasonably and cooperate in good faith with NYSE Euronext, Euronext, its relevant Affected Subsidiaries and the relevant European Regulators, including in connection with any exercise of the Remedies; and

(ii)	in (A) determining whether a Material Adverse Change of U.S. Law has occurred, (B) determining whether a Material Adverse Change of U.S. Law is continuing (including for purposes of determining when a Remedy must be unwound), (C) deciding upon the exercise of the Remedies, and (D) exercising its rights and powers during the pendency of a Material Adverse Change of U.S. Law, act in the public interests of the markets operated by Euronext and its Subsidiaries if and only to the extent necessary to avoid or eliminate a Material Adverse Change of U.S. Law; in all other circumstances, the duty of the Foundation and its Board shall be to act in the interests of NYSE Euronext. In the event of any conflict between the duties of the Board to act in any of the circumstances referred to in (A) to (D) (inclusive) and the duties to act in any other circumstances referred to in the preceding sentence, the first mentioned duties shall prevail.

(b)	The Directors and the Foundation need perform only those duties as are specifically set forth in this Agreement and the Articles of Incorporation or applicable Dutch law and as are contemplated by any other agreement to which the Directors or the Foundation are a party and no other and no implied covenants or obligations shall be read into this Agreement against or for the benefit of the Directors or the Foundation.

(c)	The duties and responsibilities of the Directors shall be as provided by this Agreement, the Articles of Incorporation and applicable Dutch law. Notwithstanding the foregoing, no provision of this Agreement shall require any Director to expend or risk such Director’s own funds or otherwise incur any financial liability in the performance of any of such Director’s duties hereunder, or in the exercise of any of such Director’s rights or powers. Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Directors shall be subject to the provisions of this Article. To the extent that a Director has duties and liabilities relating to the Foundation, such Director shall not be liable to the Foundation or to any other Person for such Director’s good faith reliance on the provisions of this Agreement.

(d)	In the absence of a Director’s gross negligence, misconduct or bad faith on its part, such Director may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon notices, certificates or opinions that by any provision of this Agreement or the Articles of Incorporation are permitted or required to be furnished to such Director, provided, that such notices, certificates or opinions conform to the requirements of this Agreement or the Articles of Incorporation. A Director may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. Such Director need not investigate any fact or matter stated in the document.

3.6	Compensation of Directors

Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors of NYSE Euronext may from time to time determine.

4	REMEDIES

4.1	Exercise of Remedies

(a)

If a Material Adverse Change of U.S. Law shall have occurred with respect to an Affected Subsidiary, and such Material Adverse Change of U.S. Law shall continue to be in effect with respect to such Affected Subsidiary for a period of six (6) months after such occurrence, then, subject to Sections 4.1(c) and 4.1(d) and only upon approval of the Board of Directors and following notice to and, if and to the extent required under European Exchange Regulations applicable at the time, approval by the applicable European Regulators, the Foundation may exercise any of the following remedies (each a “Six-Month Remedy”):

(i)	deliver confidential or public and non-binding or binding advice or a recommendation to NYSE Euronext or Euronext with respect to such Affected Subsidiary relating to the Assumed Matters;

(ii)	assume management responsibilities of Euronext or the Affected Subsidiary solely with respect to some or all of the Assumed Matters; and

(iii)	exercise the call option over Priority Shares, as set forth in clause (i) of Section 4.2(a) (the “Priority Share Call Option Remedy”).

(b)	If a Material Adverse Change of U.S. Law shall have occurred with respect to an Affected Subsidiary, and such Material Adverse Change of U.S. Law shall continue to be in effect with respect to such Affected Subsidiary for a period of nine (9) months after such occurrence (the “Resolution Period”), then, subject to Sections 4.1(c) and 4.1(d) and only upon approval of the Board of Directors and following notice to and, if and to the extent required under European Exchange Regulations applicable at the time, approval by the applicable European Regulators, the Foundation may exercise the call option over Ordinary Shares, as set forth in clause (ii) of Section 4.2(b) (such remedy, the “Ordinary Share Call Option Remedy” and together with the Priority Share Call Option Remedy, the “Call Option Remedies” and together with the Six-Month Remedies, the “Remedies”).

(c)	Notwithstanding anything to the contrary in this Agreement, the Foundation shall have the right to exercise a Remedy only if and to the extent that such Remedy (i) causes all Affected Subsidiaries to cease to be subject to a Material Adverse Change of U.S. Law; and (ii) is the Remedy available that causes the least intrusion on the conduct of the business and operations of NYSE Euronext, Euronext, the Affected Subsidiaries and their respective Subsidiaries by their respective governing bodies. In determining whether a Remedy satisfies the conditions set forth in clause (ii) of the immediately preceding sentence:

A.	negative control by the Foundation over the business and operations of NYSE Euronext, Euronext, the Affected Subsidiaries and their respective Subsidiaries shall be preferred over affirmative control by the Foundation;

B.	authority of the Foundation shall be asserted over the fewest and most narrow decisions of NYSE Euronext, Euronext, the Affected Subsidiaries and their respective Subsidiaries;

C.	a Remedy covering fewer entities and subsidiary entities (such as an Affected Subsidiary) shall be preferred over a Remedy covering more entities and parent entities (such as Euronext);

D.	the Priority Share Call Option Remedy shall be viewed as a Remedy of last resort among the Six-Month Remedies; and

E.	the Ordinary Share Call Option Remedy shall be viewed as a Remedy of last resort among all Remedies.

(d)	Prior to the exercise of any Remedy, the Board of Directors must first:

(i)	consult with the Board of Directors of NYSE Euronext, the Board of Directors of Euronext and the College of European Regulators and any other relevant European Regulators during the Resolution Period to consider alternatives to the exercise of such Remedy, whether as suggested by any of the foregoing or otherwise, to address or mitigate the effects of any Material Adverse Change of U.S. Law, taking into account any possible adverse consequences for NYSE Euronext or Euronext in terms of taxation or accounting treatment, acting in each case in the best interests of NYSE Euronext; and

(ii)	after such consultation, notify in writing to the Board of Directors of NYSE Euronext and the Managing Board and the Supervisory Board of Euronext that the Board of Directors has determined in its reasonable opinion that such Remedy satisfies the conditions set forth in Section 4.1(c).

(e)	Any determination as to whether there has been a Material Adverse Change of U.S. Law with respect to an Affected Subsidiary and whether such Material Adverse Change of U.S. Law is continuing shall be made by the Board of Directors. The Board of Directors shall be entitled to change its determination as to whether a Material Adverse Change of U.S. Law shall have occurred and/or is continuing, and in no event shall the Foundation be obligated to exercise any Remedy.

(f)	Without limitation to the standards set forth in section 4.1(c) above, the exercise of one or more Remedies at any point in time shall not limit the right of the Foundation to exercise further Remedies at one or more later times.

(g)	Nothing in this Agreement shall prohibit the European Regulators from bringing such matters to the attention of the Board of Directors as the European Regulators deem relevant or from providing advice to the Board of Directors at any time before or after the occurrence of a Material Adverse Change of U.S. Law.

(h)	Nothing in this Agreement shall (i) limit the ability of the Board of Directors to provide confidential non-binding advice to NYSE Euronext at any time before the end of the Resolution Period or (ii) prevent NYSE Euronext, in its sole discretion, from implementing any remedy at any time before the end of the Resolution Period.

4.2	Call Option Remedies

(a)	If the Foundation shall exercise a Call Option Remedy, NYSE Euronext, Holdco and Euronext, as applicable, shall take, or shall cause their respective Subsidiaries to take, such actions as are necessary to (i) issue to the Foundation, or cause the issuance to the Foundation of, the Priority Shares of Euronext or the Affected Subsidiary or (ii) transfer to the Foundation, or cause the transfer to the Foundation of, the minimum number of Ordinary Shares of Euronext or the Affected Subsidiary necessary, in the reasonable opinion of the Board of Directors, to cause all Affected Subsidiaries to cease to be subject to a Material Adverse Change of U.S. Law (the securities transferred or issued to the Foundation, the “Deposited Securities”).

(b)	In exchange for the issuance or transfer of the Deposited Securities to the Foundation, the Foundation shall (i) issue Depositary Receipts to NYSE Euronext or, if not NYSE Euronext itself, to (A) in the case of Deposited Securities that are Priority Shares, the entity holding a majority of voting securities of the issuer of the Priority Shares and (B) in the case of Deposited Securities that are Ordinary Shares, the Subsidiary that transferred such Ordinary Shares to the Foundation (each, a “Beneficiary Subsidiary”), and such Depositary Receipts shall represent all economic rights to which a holder of the Deposited Securities is entitled and (ii) grant an irrevocable proxy to NYSE Euronext (or such Beneficiary Subsidiary, as the case may be) to vote the Deposited Securities on all Retained Matters. In the case of the Depositary Receipts issued in respect of the Priority Shares, the proxy shall be irrevocable and shall cover all Retained Matters. In the case of Depositary Receipts issued in respect of Ordinary Shares, the proxy shall be irrevocable and shall cover all Retained Matters, except if and to the extent the granting of such proxy would prevent the Ordinary Share Call Option Remedy from causing the Affected Subsidiaries to cease to be subject to a Material Adverse Change of U.S. Law (in which case the proxy shall cover as many of the Retained Matters and be irrevocable to the maximum extent possible such that the Ordinary Share Call Option Remedy may cause the Affected Subsidiaries to cease to be subject to a Material Adverse Change of U.S. Law).

(c)	If the Foundation shall exercise a Call Option Remedy, the Foundation shall deliver a written notice to NYSE Euronext specifying (i) that the Board of Directors has determined to exercise the Priority Share Call Option Remedy or the Ordinary Share Call Option Remedy, as applicable, in accordance with the terms of this Agreement, (ii) that the Board of Directors has determined that such Call Option Remedy is the only Remedy that can cause all of the Affected Subsidiaries to cease to be subject to a Material Adverse Change of U.S. Law; and (iii) whether such Call Option Remedy is for Priority Shares and/or Ordinary Shares of Euronext and/or any Affected Subsidiary or Subsidiaries and the number of Priority Shares and/or Ordinary Shares to which such Call Option Remedy applies.

4.3	Operation of the Foundation Property

(a)	Subject to Section 2.3, the Board of Directors shall act in a manner designed to enhance and preserve the Foundation Property in the best interest of NYSE Euronext. The Board of Directors is empowered with respect to the Foundation Property to exercise from time to time in its discretion and without prior judicial authority all powers granted to them in this Agreement including all acts necessary to exercise such powers, such as selecting any associate, officer or employee of such business and to engage, compensate and discharge such Persons. Persons dealing with the Foundation shall not be obligated to look to the application of any moneys or other property paid or delivered to the Foundation. All powers and discretions given to the Board of Directors or the Foundation by this Agreement shall be absolute and uncontrolled, and each exercise thereof in good faith shall be conclusive on all Persons, including Persons unascertained or not born.

(b)	Except as otherwise expressly provided in this Agreement, the Board of Directors shall not be required (i) to file any account or report of the Directors’ administration of the Foundation hereby created in any court unless demand therefor in writing has been made by any Person entitled by law to make such demand, (ii) to furnish any surety for the proper performance of the Directors’ duties hereunder or (iii) to procure authorization by any court in the exercise of any power conferred upon the Directors by this Agreement.

(c)	In no event shall the Foundation or any Director sell, transfer, convey, assign, dispose, pledge (or agree to sell, transfer, convey, assign, dispose or pledge) any Deposited Securities or other property of the Foundation except (i) as expressly set forth in Section 4.4 of this Agreement, (ii) as expressly set forth in the Articles of Incorporation or the Conditions of Administration or (iii) in circumstances permitted by the terms of this Agreement, pursuant to written instruction from NYSE Euronext approved by the Board of Directors of NYSE Euronext.

4.4	Unwinding of Remedies

(a)	Notwithstanding anything to the contrary set forth in this Agreement, NYSE Euronext shall have the right, at any time and regardless of whether a Material Adverse Change of U.S. Law shall be continuing, to request and cause the unwinding of any Remedy for the purpose of and to the extent necessary to effect a divestiture or spin-off of all or part of its interest in Euronext or the Affected Subsidiary (whether or not held by the Foundation).

(b)	If and when (1) any Affected Subsidiary shall cease to be subject to a Material Adverse Change of U.S. Law or (2) NYSE Euronext shall have exercised its right pursuant to Section 4.4(a) of this Agreement:

(i)	any Remedy implemented by the Foundation with respect to such Affected Subsidiary shall be immediately unwound and extinguished, unless otherwise specified by NYSE Euronext; and

(ii)	NYSE Euronext or the issuer of such Priority Shares (in the case of Deposited Securities that are Priority Shares) or the Beneficiary Subsidiary (in the case of Deposited Securities that are Ordinary Shares) issuing or transferring any Deposited Securities to the Foundation, as the case may be, shall reacquire such Deposited Securities with respect to such Affected Subsidiary, with simultaneous cancellation of any Depositary Receipts with respect to such Affected Subsidiary.

None of NYSE Euronext or any of its Subsidiaries (including any Beneficiary Subsidiary) shall be obligated to make any payment to the Foundation or any other Person as a result of the reacquisition of Deposited Securities pursuant to this Section 4.4.

4.5	Further Assurances

Upon exercise by the Foundation of a Remedy in accordance with this Agreement, each of NYSE Euronext and Euronext shall, and shall cause their Subsidiaries to, cooperate and take any and all action, promptly upon the request of the Foundation, to implement the relevant Remedy.

5	CONSIDERATIONS OF THE BOARD

5.1	Euronext Subsidiaries

(a)	Without limitation to Section 2.3 and Section 3.5, in discharging his or her responsibilities as a Director, each Director must, to the fullest extent permitted by applicable law, take into consideration the effect that the Foundation’s actions would have on the ability of:

(i)	Euronext and the Euronext Market Subsidiaries to carry out their respective responsibilities under the European Exchange Regulations as actual or deemed operators of Euronext Regulated Markets; and

(ii)	NYSE Euronext, Euronext, the Euronext Market Subsidiaries and the Euronext Regulated Markets (A) to engage in conduct that fosters and does not interfere with the ability of NYSE Euronext, Euronext, the Euronext Market Subsidiaries and the Euronext Regulated Markets to prevent fraudulent and manipulative acts and practices in the securities markets; (B) to promote just and equitable principles of trade in the securities markets; (C) to foster cooperation and coordination with persons engaged in regulating, clearing, settling, processing information with respect to, and facilitating transactions in securities; (D) to remove impediments to and perfect the mechanisms of a free and open market in securities; and (E) in general, to protect investors and the public interest.

(b)	The Foundation and its Directors shall give due regard to the preservation of the independence of the self-regulatory function of the Euronext Market Subsidiaries (to the extent of each Euronext Market Subsidiary’s self-regulatory function) and to its obligations to investors and the general public, and shall not take any actions that would interfere with the effectuation of any decisions by the board of directors or managers of the Euronext Market Subsidiaries relating to their regulatory responsibilities (including enforcement and disciplinary matters) or that would interfere with the ability of the Euronext Market Subsidiaries to carry out their respective responsibilities under the European Exchange Regulations.

5.2	Compliance with Laws

(a)	In discharging his or her responsibilities as Director, each such Director shall (a) comply with the European Exchange Regulations and the rules and regulations thereunder, (b) cooperate with the European Regulators and (c) cooperate with the Euronext Market Subsidiaries pursuant to, and to the extent of, their regulatory authority.

(b)	Nothing in this Article 5 shall create any duty owed by any Director, officer or employee of the Foundation to any Person to consider, or afford any particular weight to, any of the foregoing matters or to limit his or her consideration to the foregoing matters. No Person shall have any rights against any Director of the Foundation, the Foundation or any of its officers or employees under Section 5.1 or this Section 5.2.

5.3	Submission to Jurisdiction of Amsterdam Courts and the European Regulators

To the extent necessary for purposes of the European Exchange Regulations and to the extent permitted and possible under applicable law, the Foundation and each of the Directors shall be deemed to irrevocably submit to the jurisdiction of the courts of Amsterdam and of each other European capital where a Euronext Market Subsidiary has its principal office or corporate seat and to the jurisdiction of the relevant European Regulators for the purposes of any suit, action or proceeding pursuant to the European Exchange Regulations and the rules and regulations thereunder, commenced or initiated by any European Regulator arising out of, or relating to, the activities of the Euronext Market Subsidiaries (and shall be deemed to agree that the Foundation may serve as the agent for purposes of service of process in such suit, action or proceeding), and the Foundation and each such Director, by virtue of his acceptance of any such position, shall be deemed to waive, and agree not to assert by way of motion, as a defence or otherwise in any such suit, action or proceeding, any claims that it or they are not personally subject to the jurisdiction of the relevant European Regulator, that such suit, action or proceeding is an inconvenient forum or that the venue of such suit, action or proceeding is improper, or that the venue of such suit, action or proceeding is improper, or that the subject matter thereof may not be enforced in or by such courts or agency.

5.4	Initiatives by the Board

The Foundation and the Board of Directors shall be entitled to, and the European Regulators shall be entitled to request the Foundation and the Board of Directors to, provide advice to and consult with NYSE Euronext, Euronext, the European Regulators and any other relevant persons or bodies regarding Advocacy Actions, and the Foundation and the Board of Directors shall be entitled to take Advocacy Actions, to prevent a New U.S. Law or legislative proposal from becoming a Material Adverse Change of U.S. Law, both before and after the enactment of the relevant New U.S. Law or proposal. “Advocacy Actions” shall consist of one or more of the following: articles, opinion letters, advertising, press releases and lobbying efforts (including those directed at U.S. Congress, the U.S. President, the SEC or other U.S. Governmental Entity or those directed at the general public).

5.5	Request from NYSE Euronext or DNO Holder

(a)	Notwithstanding Section 4.1(c), Section 4.1(d), Section 4.1(e) or any other provision of this Agreement, if and when requested by NYSE Euronext, the Foundation and its Board shall be authorized, and obligated, to exercise any Remedy, including but not limited to any Call Option Remedy, as shall be so requested, subject to the prior written approval of the College of European Regulators and any other relevant European Regulators as and to the extent required under applicable European Exchange Regulations (including the terms and conditions of any relevant exchange licenses or recognitions or declarations of non-objection issued to or in respect of any Euronext Market Subsidiary or Euronext Regulated Market).

(b)	Notwithstanding Section 4.1(c), Section 4.1(d), Section 4.1(e) or any other provision of this Agreement, if and when requested by NYSE Euronext, Holdco or NYSE Euronext (International) B.V. (each, a “DNO Holder”), in each case having been so directed by the Dutch Minister of Finance pursuant to Section 6.3 of any of the declarations of non-objection granted on February 20, 2007 by the Dutch Minister of Finance under the Dutch Act on Financial Supervision (Wet financieel toezicht 2006; as amended from time to time, the “Act”) to each of the respective DNO Holders, as amended (each, a “DNO”), the Foundation and its Board shall be authorized and obligated to exercise any Remedy, including but not limited to any Call Option Remedy, with respect to Euronext (or Euronext (Holdings) N.V.) only as shall be so requested by any DNO Holder pursuant to the directions of the Dutch Minister of Finance.

(c)

Notwithstanding Section 4.4(b)(ii) of this Agreement, any and all Ordinary Shares or Priority Shares transferred or issued to and held by the Foundation pursuant to the exercise of a Remedy under Section 5.5(a) or Section 5.5(b) shall continue to be held by the Foundation until NYSE Euronext or the relevant other DNO Holder making the request under Section 5.5(a) or Section 5.5(b), as the case may be, shall withdraw such request (in which case the Remedy shall be unwound in accordance with Section 4.4). However, nothing in this paragraph (c) shall limit the rights and powers of the Foundation and its Board to exercise a Remedy in accordance with the provisions of this Agreement other than this Section 5.5. It is understood and agreed that if the

Board has concluded at any time prior to or after a request is withdrawn as referred to in the first sentence of this Section 5.5(c) that a Material Adverse Change of U.S. Law has occurred and is continuing, the other provisions of this Agreement, including Sections 4.1, 4.2 and 4.3, shall prevail over the first sentence of this Section 5.5(c) and the Board shall decide upon the exercise of the rights and powers of the Foundation and the Board thereunder in its sole discretion and independent from any DNO Holder in accordance with the terms of this Agreement (other than this Section 5.5).

(d)	For the avoidance of doubt, any such Ordinary Shares and Priority Shares transferred or issued to and held by the Foundation pursuant to the exercise of a Remedy under Section 5.5(a) or Section 5.5(b) shall be deemed to have been transferred or issued to the Foundation pursuant to a Call Option Remedy and shall be treated accordingly for all purposes of this Agreement (subject to Section 5.5(c) of this Agreement) and otherwise.

(e)	The parties note and agree that the preceding provisions of this Section 5.5 do not constitute and shall not be understood as being intended to constitute, a waiver of any rights or remedies that any DNO Holder and/or the Foundation may have under the Act or otherwise under applicable law to challenge, object or appeal against any direction by the Dutch Minister of Finance (or any other relevant European Regulator) pursuant to or in connection with any DNO or otherwise.

6	CONFIDENTIAL INFORMATION

6.1	Limits on Disclosure

To the fullest extent permitted by applicable law, all confidential information that shall come into the possession of the Foundation pertaining to the self-regulatory function of any Euronext Market Subsidiary under the European Exchange Regulations as operator of a Euronext Regulated Market (including but not limited to disciplinary matters, trading data, trading practices and audit information) contained in the books and records of any of the Euronext Market Subsidiaries (the “Euronext Confidential Information”) shall (a) not be made available to any Persons (other than as provided in Sections 6.2 and 6.3) other than to those officers, directors, employees and agents of NYSE Euronext and Euronext and Directors that have a reasonable need to know the contents thereof; (b) be retained in confidence by the Foundation and the Directors; and (c) not be used for any commercial purposes.

6.2	Certain Disclosure Permitted

Notwithstanding Section 6.1, nothing in this Agreement shall be interpreted so as to limit or impede:

(a)	the rights of the European Regulators or any of the Euronext Market Subsidiaries to have access to and examine such Euronext Confidential Information pursuant to the European Exchange Regulations and the rules and regulations thereunder; or

(b)	the ability of any officers, directors, employees or agents of NYSE Euronext, Euronext or the Directors to disclose the Euronext Confidential Information received in accordance with relevant applicable law to the European Regulators or the Euronext Market Subsidiaries.

6.3	Inspection

The Foundation’s books and records shall be subject at all times to inspection and copying by:

(a)	the European Regulators;

(b)	any Euronext Market Subsidiary; provided, that such books and records are related to the operation or administration of such Euronext Market Subsidiary or any other Euronext Market Subsidiary over which such Euronext Market Subsidiary has regulatory authority or oversight; and

(c)	NYSE Euronext and Euronext and their respective officers, directors, employees and agents.

7	LIABILITY, INDEMNIFICATION AND EXCULPATION

7.1	Liability

(a)	Except as expressly set forth in this Agreement, the Directors shall not be:

(i)	personally liable for the payment of any amounts owed by the Foundation, which payment shall be made solely from the assets of the Foundation, if any; or

(ii)	required to pay to the Foundation or to any other Person any deficit upon dissolution of the Foundation or otherwise.

(b)	The Directors will have no liability to any Person unless such liability shall be established in a final and non-appealable judicial determination by a court of competent jurisdiction in accordance with applicable law.

(c)	None of Euronext, NYSE Euronext or any of their affiliates, directors, officers or employees shall be liable in any capacity for any actions of the Directors of the Foundation pursuant to this Agreement or for any debts, liabilities or other obligations of the Foundation or the Directors except as expressly provided herein.

7.2	Exculpation

No Director or officer or employee of the Foundation shall be liable to the Foundation, or any other Person, for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Director or officer or employee of the Foundation in good faith on behalf of the Foundation and in a manner reasonably believed to be within the scope of the authority conferred on such Director by this Agreement, the Articles of Incorporation or applicable law, except that a Director shall be liable for any such loss, damage or claim incurred by reason of such Director’s wilful misconduct or gross negligence.

7.3	Indemnification

To the fullest extent permitted by applicable law, a Director shall be entitled to indemnification from the Foundation, Euronext and NYSE Euronext, and each of the Foundation, Euronext and NYSE Euronext hereby undertakes to indemnify each Director and each former Director, for any loss, damage or claim incurred by such Director by reason of any act or omission performed or omitted by such Director in good faith on behalf of the Foundation and in a manner reasonably believed to be within the scope of the authority conferred on such Director by this Agreement, the Articles of Incorporation or applicable law, except that no Director shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Director by reason of wilful misconduct or gross negligence with respect to such acts or omissions; provided, that the Foundation, Euronext and NYSE Euronext shall each have full liability towards each of the Directors under this Section 7.3 on a joint and several basis (hoofdelijk).

7.4	Insurance

Euronext on behalf of the Foundation shall purchase and maintain insurance to cover its indemnification obligations set forth herein, as well as any other liabilities of the Directors. Euronext shall provide notice to the Directors thirty (30) days prior to the expiration or termination of such insurance.

7.5	Survival

This Article 7 shall survive any termination of this Agreement and dissolution of the Foundation.

8	MISCELLANEOUS

8.1	Capital, Costs and Expenses

Euronext shall fund an initial amount of capital of the Foundation and shall pay as its own costs, or reimburse to the Foundation or indemnify it against, any and all costs and expenses incurred by the Foundation.

8.2	Amendments

Except as otherwise provided in this Agreement, and subject to the prior written approval of the College of European Regulators and any other relevant European Regulators as and to the extent required under applicable European Exchange Regulations (including the terms and conditions of any relevant exchange licenses or recognitions or declarations of non-objection issued to or in respect of any Euronext Market Subsidiary or Euronext Regulated Market), this Agreement may only be amended by a written instrument signed by (a) NYSE Euronext, (b) Euronext and (c) the Foundation; provided, however, that no provision of this Agreement granting rights or benefits to or creating obligations of Directors personally, can be amended without the written consent of the Directors in office for the time being. Any amendment adopted in accordance with the foregoing shall be binding upon the parties to this Agreement.

8.3	Governing Law

This Agreement and the rights of the parties hereunder and any disputes arising under or in connection with this Agreement shall be governed by and interpreted in accordance with the laws of the Netherlands.

8.4	Jurisdiction

(a)	The parties hereby irrevocably submit to the exclusive jurisdiction of the courts of Amsterdam, the Netherlands, in respect of any claim, dispute or controversy relating to or arising out of or in connection with the negotiation, interpretation or enforcement of this Agreement or any of the documents referred to in this Agreement or the transactions contemplated hereby or thereby (any such claim being a “Covered Claim”. Notwithstanding the foregoing, nothing in this Agreement shall limit the right of the Foundation, Euronext, or any of its Subsidiaries to commence or prosecute any legal action against NYSE Euronext or any of its Subsidiaries in any court of competent jurisdiction in the United States or elsewhere to enforce the judgments and orders of the Dutch courts.

(b)	Each party hereby irrevocably agrees that it will not oppose, on any ground, the recognition, enforcement, or exequatur in a U.S. or other court of any judgment (including but not limited to a judgment requiring specific performance) rendered in respect of a Covered Claim by the courts of Amsterdam in first instance or any other Dutch court in higher instance based on the submission to jurisdiction set out in Section 8.4(a).

8.5	Entire Agreement

Without limitation to the provisions of the Articles of Incorporation, this Agreement contains the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, whether written or oral, with respect to the subject matter hereof.

8.6	Counterparts

This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

8.7	Governing language

This Agreement has been drafted and established in the English language. This English version shall be the official version and shall prevail over any translation thereof.

8.8	Third Parties

None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor or employee of Euronext, NYSE Euronext, the Foundation or the Directors, any shareholder or customer of Euronext, NYSE Euronext, any Non-U.S. Financial Services Firm or Non-U.S. Issuer. Nothing in this Agreement shall be deemed to create any right in any Person not a party hereto, and this instrument shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person. No Person not a party hereto shall have any right to compel performance by Euronext, NYSE Euronext, the Foundation, or the Directors of its obligations hereunder.

8.9	Notices

All notices and other communications hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, facsimile or other electronic transmission service to the appropriate address or number as set forth below, and shall be deemed delivered when delivered or transmitted, if during regular business hours, or on the next business day, if after regular business hours, in the case of personal delivery or telecopy, facsimile or other electronic transmission service, and one business day after having been consigned for delivery, in the case of documented overnight delivery service.

Notices to the Foundation shall be addressed to:

Stichting NYSE Euronext

c/o Euronext N.V.

Beursplein 5

1012 JW Amsterdam

Attention: Corporate Secretary

Facsimile: +31 20 550 4899

or at such other address and to the attention of such other person as the Foundation may designate by written notice to the parties hereto.

Notices to Euronext and Holdco shall be addressed to:

Euronext N.V.

Beursplein 5

1012 JW Amsterdam

Attention: Corporate Secretary

Facsimile: +31 20 550 4899

with a copy to:

Euronext N.V.

39 rue Cambon

75039 Paris Cedex 01

Attention: General Counsel

Facsimile: +33 1 4927 5418

or at such other address and to the attention of such other person as Euronext or Holdco may designate by written notice to the parties hereto.

Notices to NYSE Euronext shall be addressed to:

NYSE Euronext

11 Wall Street

New York, NY 10005

Attention: General Counsel

Telecopy Number: +1 212 656 8101

or at such other address and to the attention of such other person as NYSE Euronext may designate by written notice to the parties hereto.

8.10	Severability

Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

8.11	Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that none of the parties hereto will directly or indirectly assign (except any assignment that occurs by operation of law or in connection with a merger, tender offer, exchange offer or sale of all or substantially all of the assets of a party) its rights or delegate its obligations under this Agreement without the express prior written consent of (a) NYSE Euronext, (b) Euronext, (c) the Foundation and (d) the College of European Regulators and any other relevant European Regulators as and to the extent required under applicable European Exchange Regulations (including the terms and conditions of any relevant exchange licenses or recognitions or declarations of non-objection issued to or in respect of any Euronext Market Subsidiary or Euronext Regulated Market).

8.12	Accession by Euronext N.V. (New)

In the event that Euronext ceases to exist or is dissolved in the course of and as a result of the Post-Closing Reorganization (as described and defined in the Combination Agreement), Holdco or Euronext, as appropriate, will procure that the company referred to in the Combination Agreement as “Euronext Sub” (“Euronext (New)”) will accede to this Agreement as if it were an original party hereto, by execution of a written instrument to that effect, without any further action being required on the part of the other parties to this Agreement which hereby confirm their approval of such accession. Effective as of the time Euronext (New) shall have acquired from Euronext all or substantially all of the latter’s assets and liabilities in the context of the Post-Closing Reorganization, Euronext (New) shall replace Euronext as a party to this Agreement and Euronext shall cease to be a party hereto. As of that time, unless the context requires otherwise, all references in this Agreement to “Euronext N.V.” shall be read or construed as references to Euronext (New).

8.13	Termination

(a)

The initial term of this Agreement shall be ten (10) years from the date hereof. The Board of Directors or the College of European Regulators may renew the term of this Agreement for successive one-year terms by providing written notice to the parties hereto of such extension prior to the scheduled expiration of this Agreement; provided, however, that any extension that would cause the term of this Agreement to continue past the 20th anniversary of the date of this Agreement shall require the prior written consent of NYSE Euronext. Notwithstanding anything to the contrary, NYSE Euronext shall be obligated to provide its consent to continue the term of this Agreement, and this Agreement and the rights, powers and remedies set forth herein shall remain in full force unless and until terminated, amended or novated by the parties hereto with the prior written approval of the College of European Regulators.

(b)

If NYSE Euronext does not provide its prior written consent to the extension of the term of this Agreement, (a) NYSE Euronext must provide written notice to the College of European Regulators of its intention not to provide its consent at least one year prior to the scheduled expiration of this Agreement; and (b) following a request from the College of European Regulators, NYSE Euronext and Euronext will review and discuss with the College of European Regulators the possibility of renewing this Agreement or adopting alternatives based on the then existing facts and circumstances. Upon the expiration of the term of this Agreement, subject to Section 8.13(a), this Agreement shall terminate and be of no further force or effect.

(c)	The parties hereto note and agree that pursuant to its Articles of Incorporation, the Foundation shall automatically be dissolved and enter into liquidation upon termination of this Agreement in accordance with its terms, unless this Agreement is novated or replaced by alternative arrangements pursuant to Section 8.13(a).

8.14	Certain United States Tax Matters

The Foundation shall make an entity classification election pursuant to U.S. Treasury Regulation Section 301.7701-3 to be treated as a “disregarded entity” for United States federal income tax purposes effective as of a date to be specified by NYSE Euronext. It is the intention of the parties that, for United States federal income tax purposes, any property held by the Foundation pursuant to this Agreement be treated as held in trust for, and owned by, NYSE Euronext (provided that (i) to the extent such property (including Deposited Securities that are Ordinary Shares) is transferred to the Foundation by a Subsidiary of NYSE Euronext, it shall be treated as held in trust for, and owned by, such Subsidiary, and (ii) to the extent Deposited Securities that are Priority Shares are issued to the Foundation, such Priority Shares shall be treated as held in trust for, and owned by, the NYSE Euronext Subsidiary holding all or the majority of the Ordinary Shares of the issuer of the Priority Shares immediately prior to such issuance).

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf, all as of the day and year first above written.

NYSE EURONEXT

By:	/s/ Rachel F. Robbins
Name:	Rachel F. Robbins
Title:	Executive Vice President and General Counsel

EURONEXT N.V.

By:	/s/ Joost van der Does de Willebois	By:	/s/ Hugh Freedberg
Name:	Joost van der Does de Willebois	Name:	Hugh Freedberg
Title:	Chief Financial Officer	Title:

NYSE EURONEXT (HOLDING) N.V.

By:	/s/ John A. Thain
Name:	John A. Thain
Title:	Sole Managing Director

STICHTING NYSE EURONEXT		THE DIRECTORS

By:	/s/ Jacques de Larosière de Champfeu	By:	/s/ Jacques de Larosière de Champfeu
Name:	Jacques de Larosière de Champfeu	Name:	Jacques de Larosière de Champfeu
Title:	Member of the Board

By:	/s/ Aarnout Loudon	By:	/s/ Aarnout Loudon
Name:	Aarnout Loudon	Name:	Aarnout Loudon
Title:	Member of the Board

By:	/s/ John S. Reed	By:	/s/ John S. Reed
Name:	John S. Reed	Name:	John S. Reed
Title:	Member of the Board